Exhibit 10.42.1

BORROWER
DTS. Inc.
LOAN
REVISION/EXTENSION
Comerica Bank		AGREEMENT
3171 Clareton Drive
Agoura Hills, California 91301
(Herein called “Bank”)
(Herein called “Borrower”)

ORIGINAL NOTE INFORMATION	INTEREST RATE	AMOUNT	NOTE DATE	MATURITY DATE	OBLIGOR #	NOTE*

	8-0.500%	$10,000,000.00	05/31/04	06/30/05	2259153021	18/26

This Agreement is effective as of: June 30, 2005

ORIGINAL OBLIGATION:

This Loan Revision Agreement refers to the loan evidenced by the above Note dated May 31, 2004 in favor of Bank executed by DTS, Inc. in the amounts of $ 10,000,000.00 payable in full on June 30, 2005. ☐ Said Note is secured by Deed of Trust dated N/A (hereinafter referred to as the “Encumbrance”), recorded on N/A as Instrument No. N/A in the Office of County Recorder of N/A County California.

CURRENT OBLIGATION:

This unpaid principal balance of said Note as of July 07, 2005 is $ 0.00 on which interest is paid to May 31, 2004, with a maturity of June 30, 2005. ☐ As modified by previous N/A dated N/A.

REVISION

The undersigned Borrower hereby requests Bank to revise the terms of said Note, and said Bank to accept payment thereof at the time, or times, in the following manner:

The maturity date is hereby amended from June 30, 2005 to June 30, 2006.

The interest rate of the Note forming unchanged at Bank’s Base rate from time to time in effect minus one half of one percent (0.500%) per annum.
*or LIBOR + 2.00%

In consideration of Bank’s acceptance of the revision of said Note, including the time for payment thereof, all as set forth above, the Borrower does hereby acknowledge and admit to such indebtedness, and further does unconditionally agree to pay such indebtedness together with interest thereon within the time and by the manner as revised in accordance with the foregoing, together with any and all attorney’s fees, cost of collection, and any other sums secured by the Encumbrance.

Any and all security for said Note including but not limited to the Encumbrance, if any, may be enforced by Bank concurrently or independently of each other and in such order as Bank may determine; and with reference to any such security in addition to the Encumbrance Bank may, without consent of or notice to Borrower, exchange, substitute or release such security without affecting the liability of the Borrower, and Bank may release any one of more parties hereto or to the above obligation or permit the liability of said party or parties to terminate without affecting the liability of any other party or parties liable thereon.

This Agreement is a revision only, and not a novation; and except as herein provided, all of the terms and conditions of said Note, said Encumbrance and all related documents shall remain unchanged and in full force and affect.

When one or more Borrowers signs this Agreement, all agree:

a. That where in this Agreement the word “Borrower” appear, if shall read “each Borrower”;

b. That breach of any covenant by any Borrower may at the Bank’s option be treated as breach by all Borrowers;

c. That the liability and obligations of each Borrower are joint and several.

DTS, Inc.
Dated this 7th day of July, 2005.
/s/ Jon E. Kirchner
President & CEO
The foregoing agreement is accepted this

7th day of July, 2005.
/s/ Melvin L. Flanigan
CFO
By:	/s/ Jonathan Heine
Jonathan Heine
Assistant Vice President-Entertainment Comerica Bank

Each of the undersigned agree and consent to the foregoing revisions to this Agreement and the Encumbrance, if any.

MODIFICATION TO LOAN DOCUMENTS

This Modification to Loan Documents (this “Modification”) is entered into by and between DTS, INC., a Delaware corporation FORMERLY KNOWN AS Digital Theater Systems, Inc., a Delaware corporation (“Borrower”) and COMERICA BANK (“Bank”) as of this 7th day of July, 2005, at Bank’s headquarters office at 333 West Santa Clara Street, San Jose, California 95113.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a Master Revolving Note Variable Rate-Maturity Date dated May 31, 2004. The Master Revolving Note Variable Rate-Maturity Date and each modification shall collectively be referred to herein as the “Note.”

The Note(s) referred to herein, together with all other documents, instruments and agreements executed in connection with the Note(s), are hereinafter referred to collectively as the “Loan Documents.”

On May 23, 2005, Borrower filed an amendment to its Articles of Incorporation which provides for a change in the name of Borrower from Digital Theater Systems, Inc. to DTS, Inc., (the “Amendment”). The Amendment was filed in the Office of the Delaware Secretary of State on May 23, 2005.

Notwithstanding any provisions of the Loan Documents to the contrary, Borrower has requested that Bank consent to the Amendment and refrain from exercising its rights and remedies under the Loan Documents. Banks hereby consents to the Amendment, subject to the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1.             Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Loan Documents.

2.             Modifications to the Loan Documents. Subject to the satisfaction of the conditions precedent as set forth in
Section 3 hereof, the Loan Documents are hereby modified as set forth below.

Wherever the name of Borrower is used in the Loan Documents, it shall hereafter mean DTS, Inc.

3.             Legal Effect. The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof. Bank’s agreement to consent to the Amendment shall only be with respect to Borrower’s name change as evidenced in the Amendment and, except as specifically set forth in this Modification, all of the terms and conditions of the Loan Documents remain in full force and effect.

4.             Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have agreed of the date first set forth above.

BORROWER:		BANK:

DTS, Inc.		COMERICA BANK
FORMERLY KNOWN AS
DIGITAL THEATER SYSTEMS, INC.

By:	/s/ Melvin L. Flanigan	By:	/s/ Jonathan Heine
Jonathan Heine
Title:	CFO	Title:	Assistant Vice President-Entertainment
Comerica Bank

By:	/s/ Jon E. Kirchner
Title:	President & CEO